Exhibit 23.1
                                                                    ------------


                         Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement (Form 8-K/A) pertaining to Leucadia National Corporation, of our report dated March 30, 2001, with respect to the audited consolidated financial statements of The FINOVA Group, Inc., included in the 2000 Annual Report (Form 10-K/A) of The FINOVA Group, Inc. for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
November 2, 2001
Phoenix, Arizona